UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

WCA Waste Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50808	20-0829917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1400	77056
Houston, Texas 77056	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (713) 292-2400

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of WCA Waste Corporation (the “Company”) was held on September 28, 2010.  At the meeting:

1)
Tom J. Fatjo, Jr., Jerome M. Kruszka, Richard E. Bean, Roger A. Ramsey, Preston Moore, Jr., Honorable John V. Singleton and Daniel J. Clark were elected as directors of the Company to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed;

2)	the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010 was ratified; and

3)	the Fourth Amended and Restated WCA Waste Corporation Incentive Plan was approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1)
Election of Tom J. Fatjo, Jr., Jerome M. Kruszka, Richard E. Bean, Roger A. Ramsey, Preston Moore, Jr., Honorable John V. Singleton and Daniel J. Clark as directors of the Company to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed:

Nominee	For	Against	Broker Non-Votes
Tom J. Fatjo, Jr.	9,513,194	2,037,137	5,521,414
Jerome M. Kruszka	9,552,454	1,977,877	5,521,414
Richard E. Bean	8,988,713	2,561,618	5,521,414
Roger A. Ramsey	8,988,213	2,562,118	5,521,414
Preston Moore, Jr.	11,414,105	136,226	5,521,414
Honorable John V. Singleton	11,403,105	147,226	5,521,414
Daniel J. Clark	8,989,684	2,560,647	5,521,414

2)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010

For	Against	Abstentions
17,011,880	53,285	6,580

3)	Approval of Fourth Amended and Restated WCA Waste Corporation Incentive Plan

Number of Votes
For	Against	Abstentions	Broker Non-Votes
8,305,902	2,943,325	301,104	5,521,414

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA Waste Corporation

Date: September 30, 2010	By:	/s/ Tom J. Fatjo, III
Name: Tom J. Fatjo, III
Title: Senior Vice President – Finance and Secretary